                                   EXHIBIT 99

                BRIDGE VIEW BANCORP REPORTS INCREASE IN EARNINGS

April 24, 1997

ENGLEWOOD CLIFFS, NJ - Bridge View Bancorp (AMEX - BVB) today announced that for the quarter ended March 31, 1997 the Company's net income increased by 2.5% to $364,000 from $335,000 for the first quarter, 1996. Primary earnings per share increased to $1.36 (annualized) for the first quarter 1997 from $1.32 (annualized) for the first quarter 1996. The increase in earnings per share is attributed to an increase in net income. The increase in net income is attributable to a 16.7% increase in net interest income to $1.5 million for the first quarter ended March 31, 1997 and a 29.3% increase in non-interest income to $238,000 for the first quarter, 1997. The growth in interest income and non-interest income is primarily related to a 27.2% increase in the Company's net loans and a 42.8% increase in the Company's total deposits. The Company's non-interest income is directly related to service charges on the Company's deposit accounts.

The increase in net interest income and non-interest income were partially offset by an increase of $240,000 in other expenses attributable to expenses associated with the opening of de novo branches (2) in the third and fourth quarters, 1996.

At March 31, 1997 the Company's total assets were $142 million, an increase of 38.9% over total assets at March 31, 1996. Net loans increased by $16.4 million and total securities increased by $18.0 million.

Bridge View Bancorp is the holding company for the Bridge View Bank. The Bank operates a commercial banking business from its main office in Englewood Cliffs, and three branch offices: two in Fort Lee and one in Edgewater, all in Bergen County, New Jersey. Contact Michele Albino, Corporate Secretary, for questions or additional information at 201-871-7800.

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                               BRIDGE VIEW BANCORP
                        CONSOLIDATED STATEMENTS OF INCOME
                            (IN THOUSANDS, UNAUDITED)

                       THREE MONTHS ENDED 3/31                    1997                       1996
                                                               ------------------------------------
   INTEREST INCOME
            Loans                                                 $1,665                    $1,329
            Securities                                              $578                      $347
            Federal Funds Sold                                      $159                      $104
                                                               ------------------------------------
   TOTAL INTEREST INCOME                                          $2,402                    $1,780


   INTEREST EXPENSE                                                 $900                      $493
   NET INTEREST INCOME                                            $1,502                    $1,287
   PROVISION FOR LOAN LOSS                                          ($60)                     ($53)
                                                               ------------------------------------
   NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSS              $1,442                    $1,234

             Profit (Losses) on Security Sales                        $0                        $0

             Fee Income                                             $238                      $184
                                                               ------------------------------------
     TOTAL OTHER INCOME                                             $238                      $184

     OTHER EXPENSE:

             Salaries and Related Expenses                          $493                      $375
             Premises and Fixed Assets                              $200                      $191
             Other                                                  $390                      $270
                                                               ------------------------------------
     TOTAL OTHER EXPENSES:                                        $1,083                      $836


     INCOME BEFORE INCOME TAXES                                     $597                      $582


     INCOME TAXES                                                   $233                      $227
                                                               ------------------------------------

     NET INCOME                                                     $364                      $355
                                                               ====================================
     EARNINGS PER SHARE:
                  Primary                                          $1.36                     $1.32
                  Fully Diluted                                    $1.30                     $1.30

(Per Share Data has been Restated to Reflect the two-for-one Exchange of Common Stock in December, 1996)

    RATIOS:

             ROA (Return on Avg.  Assets)                           1.20%                     1.63%
             ROE (Return on Equity)                                12.22%                    16.21%

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



                               BRIDGE VIEW BANCORP
                        CONSOLIDATED STATEMENTS OF INCOME
                            (IN THOUSANDS, UNAUDITED)

         ASSETS                                                           3/31/97                   3/31/96
                                                                        ------------------------------------
                     Cash & Due From Banks                                 $7,726                    $4,948
                     Federal Funds Sold                                    $9,000                    $7,500
                     Federal Home Loan Bank Stock                            $476                        $0
         Securities
                     Held to Maturity                                     $29,362                   $20,177
                     Available For Sale                                   $15,531                    $6,737

         Loans, Net                                                       $77,626                   $61,022
         Allowance For Loan Losses                                          ($934)                    ($756)
                                                                        ------------------------------------
         Net Loans                                                        $76,692                   $60,266


         Other Real Estate Owned                                             $139                        $0

         Other Assets                                                      $3,152                    $2,653
                                                                        ------------------------------------
         TOTAL ASSETS                                                    $142,078                  $102,279
                                                                        ====================================

LIABILITY & STOCKHOLDER'S EQUITY

                    Deposits:

                            Non-Interest Bearing                           $31,061                  $21,182
                            Interest Bearing                               $97,659                  $68,971
                                                                        ------------------------------------
Total Deposits                                                            $128,720                  $90,153

Other Liabilities                                                             $728                     $839

STOCKHOLDER'S EQUITY

                    Common Stock                                            $5,450                   $4,978
                    Surplus                                                 $5,406                   $5,070
                    Retained Earnings                                       $1,733                   $1,243
                    Net Unrealized Gain (Loss) on
                     Securities Available For Sale                            ($59)                     ($4)
                                                                        ------------------------------------
TOTAL STOCKHOLDER'S EQUITY                                                 $12,630                  $11,287


TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY                                                      $142,078                 $102,279
                                                                        ====================================


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